Exhibit 99.1
Annaly Capital Management, Inc. Publishes Inaugural Corporate Responsibility Report
NEW YORK -- (October 8, 2020) -- Annaly Capital Management, Inc. (NYSE:NLY) (the “Company” or “Annaly”) announced today the publication of its inaugural corporate responsibility report for the year 2019, titled Principled Investments. The report reflects Annaly’s leadership across environmental, social and governance (“ESG”) practices and outlines goals and commitments for the Company’s five key ESG areas.

“On the twenty-third anniversary of our initial public offering, the publication of our inaugural corporate responsibility report demonstrates our continued commitment to driving long-term value for our stakeholders in the tradition of our founders,” said David Finkelstein, Annaly’s Chief Executive Officer and Chief Investment Officer. “At Annaly, our focus on ESG considerations is shared across all of our businesses and is incorporated in our corporate strategy and investment processes. We believe this lens, coupled with our diversified platform, capital and expertise, supports long-term performance.”

“Support for Annaly’s Corporate Responsibility and ESG initiatives comes from all levels of the Company, including Annaly’s Board of Directors and Executive Management team,” said Tanya Rakpraja, Annaly’s Head of Corporate Responsibility & Government Relations. “Annaly has a long-standing commitment to corporate responsibility, industry-leading corporate governance practices and a culture that develops talent and champions diversity. We are continuously enhancing these practices and welcome feedback on our endeavors.”

Corporate Responsibility Report Highlights

Annaly actively integrates ESG considerations into its overall strategy through five key areas: corporate governance, human capital, responsible investments, risk management and the environment. To further illustrate this integration, we also began reporting supplemental disclosures under the Sustainability Accounting Standards Board (“SASB”) standards and the Global Reporting Initiative (“GRI”) standards frameworks.

Highlights and achievements from the 2019 Corporate Responsibility Report include:

•Corporate Governance: The Company separated the positions of CEO and Independent Chair of the Board in 2019 and completed its management internalization transaction in June 2020.
•Human Capital: The Company’s total turnover in 2019 was 7%, well below the financial services average of 28%; 57% of 2019 hires identify as female while 43% identify as racially diverse.

•Responsible Investments: As of December 31, 2019, Annaly financed nearly $125 billion in residential housing investments supporting nearly 900,000 homes. Additionally, Annaly has made $285 million in direct investments to support community development and economic opportunity.
•Risk Management: The Company’s extensive business-continuity planning and infrastructure investments ensured a successful COVID-19 response, as demonstrated by the seamless transition to 100% remote work ahead of New York’s mandate and prudent management of the portfolio through the volatility in March 2020.
•Environment: In 2019, the Company tracked and measured Scope 2 greenhouse gas (“GHG”) emissions at its headquarters and reported a 5% decrease in GHG emissions intensity year-over-year.

To learn more about Annaly’s corporate responsibility initiatives and to view the 2019 Corporate Responsibility Report, please visit www.annaly.com/our-responsibility.

About Annaly
Annaly is a leading diversified capital manager that invests in and finances residential and commercial assets. Annaly’s principal business objective is to generate net income for distribution to its stockholders and to optimize its returns through prudent management of its diversified investment strategies. Annaly is internally managed and has elected to be taxed as a real estate investment trust, or REIT, for federal income tax purposes. Additional information on the Company can be found at www.annaly.com.

Forward-Looking Statements
This news release and our public documents to which we refer contain or incorporate by reference certain forward-looking statements which are based on various assumptions (some of which are beyond our control) and may be identified by reference to a future period or periods or by the use of forward-looking terminology, such as "may," "will," "believe," "expect," "anticipate," "continue," or similar terms or variations on those terms or the negative of those terms. Actual results could differ materially from those set forth in forward-looking statements due to a variety of factors, including, but not limited to, risks and uncertainties related to the COVID-19 pandemic, including as related to adverse economic conditions on real estate-related assets and financing conditions; changes in interest rates; changes in the yield curve; changes in prepayment rates; the availability of mortgage-backed securities and other securities for purchase; the availability of financing and, if available, the terms of any financing; changes in the market value of our assets; changes in business conditions and the general economy; our ability to grow our commercial real estate business; our ability to grow our residential credit business; our ability to grow our middle market lending business; credit risks related to our investments in credit risk transfer securities, residential mortgage-backed securities and related residential mortgage credit assets, commercial real estate assets and corporate debt; risks related to investments in mortgage servicing rights; our ability to consummate any contemplated investment opportunities; changes in government regulations or policy affecting our business;

our ability to maintain our qualification as a REIT for U.S. federal income tax purposes; our ability to maintain our exemption from registration under the Investment Company Act of 1940 and the risk that the expected benefits, including long-term cost savings, of the internalization are not achieved. For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q. We do not undertake, and specifically disclaim any obligation, to publicly release the result of any revisions which may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements, except as required by law.

Investor Contact
Annaly Capital Management, Inc.
Investor Relations
1-888-8Annaly
investor@annaly.com

Media Contact
Brunswick Group
Alex Yankus
212-333-3810
ANNALY@brunswickgroup.com